Exhibit 23.5

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated June 4, 2013, relating to the financial statements of Harley Dome 1, LLC.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

February 13, 2014